Exhibit 10.3

SECURED PROMISSORY NOTE

$600,000.00 Spokane, Washington
August _____, 2006

Green River Drilling, LLC, a Texas Limited Liability Company, (the "Maker") promise to pay to the order of Daybreak Oil and Gas, Inc., a Washington Corporation (the "Holder") sum of Six Hundred Thousand and 00/100 Dollars ($600,000.00) or so much thereof as has been advanced, together with interest from the date of advance, upon the agreements, terms and conditions provided in this Note (the "Note").

1. *Definitions.*

(a) *Cure Period.* The term "Cure Period" means a period of fifteen (15) days from the time the Maker receives written notice of a Default.

(b) *Default.* The term "Default" means any of the following events:

(i) the Maker fails to make any payment, when due, on any sum owing on this Note; or

(ii) the Maker breaches or fails to perform any of its other obligations under this Note or any other agreement between the Maker and the Holder; or

(iii) the Maker becomes insolvent; or

(iv) an action is commenced to appoint, or the Maker consents to the appointment of a receiver or trustee, or other similar official for all or any part of the Maker's property; or

(v) the Maker assigns any of its assets for the benefit of its creditors; or

(vi) the Maker files or is served with a petition for relief under 11 U.S. C. § 1 *et seq.* or any similar federal or state statute, or a proceeding is instituted against the Maker seeking a readjustment of the Maker's indebtedness; or

(vii) any of the Collateral, as defined in the Security Agreement between Maker and Holder of even date herewith, is attached pursuant to a court order or other legal process; or

(viii) the Maker admits, in writing, its inability to pay its debts as they become due; or

(ix) a court of competent jurisdiction enters an order approving a petition seeking a reorganization of the Maker or appointing a receiver, trustee, or other similar official of substantially all of Maker's assets.

(c) *Default Rate.* The term "Default Rate" means the rate of interest will increase to the lesser of prime plus 10% or the highest legal rate in the State of Texas.

2. *Advances.* Advances shall be made in the following amounts: Two Hundred Thousand and 00/100 Dollars ($200,000.00) upon the execution of this Note and the balance of the note to be drawn weekly in One Hundred Thousand and 00/100 Dollar ($100,000.00) increments for a total amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00), as set forth in the Agreement for Refurbishment and Operation of Drilling Rig, of even date herewith.

3. *Interest.* Interest on this note is eight percent (8%). Sums owing on this Note shall bear interest from the date of this Note until paid. There is no prepayment penalty for early discharge of the debt and accrued interest to date of discharge. Should the Maker default on any of the obligations specified in this Note, all sums owing on the Note shall bear interest at the Default Rate.

4. *Payment.* Monthly payments of Forty-Six Thousand and 00/100 Dollars ($46,000.00) shall include principal and interest at the rate of eight percent (8%) per annum with the first payment due at the later of December 1, 2006 or the 10th day of the first month following the second calendar month during which the rig has charged and collected a daywork rate under a drilling contract with Daybreak. Thereafter, monthly payments will be due on the 10th day of each month until the Note is paid in full. In the event that the rig is on a standby rate for more than seven (7) days in any one month, then said monthly payment for the next month may be reduced by Two Thousand and 00/100 Dollars ($2,000.00) per day for every day in excess of seven (7) days that the rig is on the standby rate. The rig may not be released for the use by any third party without the prior written consent of Daybreak Oil and Gas, Inc. If lender has not received the full amount of any payment due under this Note when fifteen (15) days following the date such payment is due, Borrower shall pay lender a late charge at the default rate as defined herein.

The unpaid principal shall be the total amount advanced hereunder, less the amount of the principal payments made hereon. The undersigned warrants that this loan and all funds advanced hereunder are exclusively for commercial or business purposes. This Note is given to avoid the execution of an individual Note for each advance made by Maker.

Payments shall be applied first to costs, expenses, and other charges provided for in this Note or incurred by the Holder in realizing on this Note, second to interest then accrued, and then to principal. All payments shall be made in the lawful currency of the United States of America. All payments shall be made to the Holder at 601 West Main Avenue, Suite 1017, Spokane, Washington 99201 or at such other place as the Holder may specify in writing.

5. *Prepayment.* The Maker may prepay any amount owing on this Note without incurring any additional charge, provided that the Maker gives the Holder written notice of the amount to be prepaid at least three (3) days before the date of prepayment.

Notwithstanding any prepayment, the Maker shall continue to make all succeeding installments or other payments as they become due, until this Note is completely paid.

6. *Security.* The payment of all sums owing on this Note shall be secured by a first priority lien, evidenced by a security agreement between the Maker and the Holder, upon all of the following property that is now and hereafter at any time used in connection with (without regard to the duration of the period of such use), or now or at any time relates to or arises as a result of the operation of the business of Debtor.

(i) that certain drilling rig identified as Rig No. 205 and further described on Exhibit "A" attached hereto and by this reference incorporated herein together with (a) all increases, parts, fittings, accessories, equipment, special tools and accessions now or hereafter attached thereto or used in connection therewith, and any and all replacements of all or any part thereof; (b) any profits now or hereafter acquired from or through any of the foregoing; (c) any products now or hereafter manufactured, processed, assembled or commingled from any of the foregoing; and (d) any and all proceeds received should any of the foregoing be sold, exchanged, collected or otherwise disposed of. Sale or disposition of Collateral is prohibited without the prior written consent of the Holder herein.

(ii) all of Maker's assets, inventory, including all goods, merchandise, raw materials, supplies and other tangible personal property, now owned or hereafter acquired, wheresoever located, and all the documents now and at any times covering or representing any of said property;

(iii) all of Maker's accounts, accounts receivable, contracts receivables, contract rights, notes, drafts, acceptances, instruments, chattel paper and general intangibles, and all security for payment thereof, now and hereafter existing and arising; and

(iv) all of Maker's equipment, including furniture, furnishings, machinery, fixtures, storage shelves and other goods used in the conduct of Debtor's business, including, but not limited to, all motor vehicles and rolling stock, now owned or hereafter acquired; together with (a) all increases, parts, fittings, accessories, equipment, special tools and accessions now or hereafter attached thereto or used in connection therewith, and any and all replacements of all or any part thereof; (b) any profits now or hereafter acquired from or through any of the foregoing; (c) any products now or hereafter manufactured, processed, assembled or commingled from any of the foregoing; and (d) any and all proceeds received should any of the foregoing be sold, exchanged, collected or otherwise disposed of. Sale or disposition of Collateral is prohibited without prior written consent of the Holder herein.

7. *Notice of Default; Cure.* Upon a Default, the Holder shall deliver written notice of the Default to the Maker. The Maker shall have the right to cure, within the Cure Period, any Default described in Section l(b)(i) or (ii) of this Note. The Maker may not cure a Default described in Section l(b)(iii) through (viii) of this Note. If the Maker cures the Default within the Cure Period, the Maker shall nonetheless remain liable for

any late charge properly assessed pursuant to Section 6 of this Note. If the Maker fails to cure a Default within the Cure Period, or is prohibited from curing the Default, the Holder may accelerate all amounts owing on the Note. Such accelerated amounts shall become immediately due and payable. If the Holder accelerates the amounts due under this Note, the Holder shall have the right to pursue any or all of the remedies provided in this Note, including, but not limited to, the right to bring suit on the Note.

8. *Remedies.* Upon a Default and expiration of any applicable Cure Period, the Holder shall have all rights available to it at law or in equity, including all rights available under the Texas Uniform Commercial Code. Any unpaid balance outstanding at the time of a Default, and any costs or other expenses incurred by the Holder in realizing on this Note, shall bear interest at the Default Rate. All rights and remedies granted under this Note shall be deemed cumulative and not exclusive of any other right or remedy available to the Holder.

9. *Attorneys' Fees, Costs, and Other Expenses.* Maker agrees to pay all costs and expenses which the Holder may incur by reason of any Default, including, but not limited to, reasonable attorneys' fees, expenses, and costs incurred in any action undertaken with respect to this Note, or any appeal of such an action. Any judgment recovered by the Holder shall bear interest at the Default Rate.

10. *Transfer; Obligations Binding on Successors.* The Maker may not transfer any of its rights, duties, or obligations under this Note without the prior written consent of the Holder. This Note, and the duties set forth in the Note, shall bind the Maker and its successors and assigns. All rights and powers established in this Note shall benefit the Holder and its successors and assigns.

11. *Notices.* Any notice, consent, or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duly given or made either (1) when delivered personally to the party to whom it is directed (or any officer or agent of such party), or (2) ten business days after being deposited in the United States' certified or registered mail, postage prepaid, return receipt requested, and properly addressed to the party. A communication will be deemed to be properly addressed if sent to the Maker at 501 West County Road 109, Venus, Texas 76084 or if sent to the Holder at 601 West Main Avenue, Suite 1017, Spokane, Washington 99201. The Maker or the Holder may at any time during the term of this Note change the address to which notices and other communications must be sent by providing written notice of a new address within the United States to the other party. Any change of address will be effective ten (10) days after notice is given.

12. *Governing Law.* This Note will be construed and the rights, duties, and obligations of the parties will be determined in accordance with the laws of the State of Texas.

13. *Headings.* Headings used in this Note have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Note.

14. *Entire Agreement.* This Note and the Agreement for Refurbishment and Operation of Drilling Rig of even date herewith represent the entire understanding of the parties with respect to the subject matter of the Note.

15. *Waiver.* No right or obligation under this Note will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

16. *Severability.* The parties intend that this Note be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Note, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Note and the application of that provision to other persons, circumstances, or extent, will not be impaired.

17. *References.* Except as otherwise specifically indicated, all references in this Note to numbered or lettered sections or subsections refer to sections or subsections of this Note. All references to this Note include any subsequent amendments to the Note.

18. *Venue.* The Maker agrees that any action on this Note must be brought in a court of appropriate jurisdiction in Johnson County, Texas.

19. *Attorneys' Fees.* If any litigation or other dispute resolution proceeding is commenced between parties to this Agreement to enforce or determine the rights or responsibilities of the parties, the prevailing party or parties in the proceeding will be entitled to receive, in addition to any other relief granted, its reasonable attorneys' fees, expenses, and costs incurred preparing for and participating in the proceeding. Each party shall bear the cost of their own attorney fees in connection with the preparation and negotiation of this Agreement.

20. *Maximum Interest.* Notwithstanding any other provisions of this Note, any interest, fees, or charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum permitted by applicable law.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

MAKER:

Green River Drilling, LLC

By: ______________________________

time.

16. *Severability.* The parties intend that this Note be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Note, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Note and the application of that provision to other persons, circumstances, or extent, will not be impaired.

17. *References.* Except as otherwise specifically indicated, all references in this Note to numbered or lettered sections or subsections refer to sections or subsections of this Note. All references to this Note include any subsequent amendments to the Note.

18. *Venue.* The Maker agrees that any action on this Note must be brought in a court of appropriate jurisdiction in Johnson County, Texas.

19. *Attorneys' Fees.* If any litigation or other dispute resolution proceeding is commenced between parties to this Agreement to enforce or determine the rights or responsibilities of the parties, the prevailing party or parties in the proceeding will be entitled to receive, in addition to any other relief granted, its reasonable attorneys' fees, expenses, and costs incurred preparing for and participating in the proceeding. Each party shall bear the cost of their own attorney fees in connection with the preparation and negotiation of this Agreement.

20. *Maximum Interest.* Notwithstanding any other provisions of this Note, any interest, fees, or charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum permitted by applicable law.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

MAKER:

GREEN RIVER DRILLING, LLC

By: ______________________
William D. Harden, Manager